Exhibit  2.1


                          AGREEMENT  AND  PLAN  OF  MERGER
                               AND  REORGANIZATION

         AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of December ____, 2000 (the "Agreement"), by and among CELEBRITY ENTERTAINMENT GROUP, INC., a Wyoming Corporation ("Celebrity"), SHARP FLORIDA ACQUISITION CORP., a Florida corporation ("Florida") and newly-formed and wholly-owned subsidiary of Celebrity, and SHARP TECHNOLOGY, INC., a Delaware corporation ("Sharp").

                                    RECITALS

         A. The Boards of Directors of Celebrity, Florida and Sharp have each determined that it is advisable and in the best interest of their respective corporations and stockholders for Sharp to be acquired by Celebrity pursuant to a merger of Florida into Sharp upon the terms and subject to the conditions set forth herein (the "Merger").

         B. Sharp has outstanding 19,554,743 shares of Common Stock, par value $.001 per share (the "Sharp Common Stock").

         C. The holders of at least a majority in interest of the voting capital stock of Sharp have authorized the Merger pursuant to the Delaware General Corporation Law.

         D. The respective Boards of Directors of each of the parties have approved this Agreement as a plan of reorganization within the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

         In consideration of the Recitals and of the mutual agreements contained in this Agreement, the parties hereto agree as set forth below.

         1.  MERGER. Sharp shall be merged with and into Florida (the "Merger").

         2. EFFECTIVE DATE. The Merger shall become effective immediately upon satisfaction of the conditions of consummation of the Merger and upon the filing of articles of merger with the Secretary of States of Florida and Delaware in accordance with the Florida Business Corporation Act and the Delaware General Corporation Act; provided, however, that if such articles of merger specify a later time, then the Merger shall become effective upon such specified later time. The time of such effectiveness is hereinafter called the "Effective Date."


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         3.  SURVIVING  CORPORATION. Sharp shall be the surviving corporation of the Merger and shall continue to be governed by the laws of the State of Delaware. On the Effective Date, the separate corporate existence of Florida shall cease.

         4. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Sharp as they exist on the Effective Date (including any amendments thereto implemented on the Effective Date) shall be the Certificate of Incorporation of Sharp following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the laws of the State of Delaware.

         5. BYLAWS. The Bylaws of Sharp as they exist on the Effective Date shall be the Bylaws of Sharp following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Delaware.

         6. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of Sharp immediately prior to the Effective Date shall be the members of the Board of Directors and the officers of Sharp following the Effective Date, and such persons shall serve in such offices for the terms provided by law or in Sharp's Certificate of Incorporation and Bylaws, or until their respective successors are elected and qualified.

         7. TREATMENT OF OUTSTANDING FLORIDA COMMON STOCK. Upon the Effective Date, each existing outstanding share of Florida Common Stock and all rights in respect thereof shall be converted into 50,000 shares of Sharp Common Stock.

         8. CONVERSION OF OUTSTANDING SHARP STOCK. Upon the Effective Date, each issued and outstanding share of Sharp Common Stock and all rights in respect thereof shall be converted into 1/3 of a share of Celebrity Common Stock (as hereinafter defined), for an aggregate of 6,518,248 fully-paid and non-assessable shares of Celebrity Common Stock, and each certificate representing shares of Sharp Common Stock shall on the Effective Date for all purposes be deemed to evidence the ownership of the applicable number of shares of Celebrity Common Stock. At the Closing (as defined below), Celebrity will cause to be delivered certificates representing the shares of Celebrity Common Stock issuable as Merger consideration hereunder to the stockholders of Sharp as of the date of Closing in such amounts and registered in such names as set forth on EXHIBIT A hereto.

         9. TAX-FREE REORGANIZATION. It is intended by the parties hereto that the Merger constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 (the "Code"). The parties hereto agree to use commercially reasonable efforts and to cooperate with each other to cause the Merger to be a tax-free reorganization within the meaning of Section 368(a) of the Code.

         10.  REPRESENTATIONS  AND  WARRANTIES  OF  SHARP.

         10.1 ORGANIZATION AND GOOD STANDING. Sharp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Sharp is duly licensed or qualified and in good standing as a foreign entity where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary, except where the failure to do so would not have a material adverse effect on the business or financial condition of Sharp (a "Sharp Material Adverse Effect"). The authorized capital stock of Sharp consists of 50,000,000 shares of Common Stock of which approximately 19,554,744 shares will be issued and outstanding as of the Closing Date, and 10,000,000 shares of Preferred Stock, no shares of which are outstanding. The outstanding options and warrants of Sharp are listed on SCHEDULE 10.1(a) and SCHEDULE 10.1(b). Sharp does not have any subsidiaries. Except as set forth in SCHEDULE 10.1(a) AND
SCHEDULE 10.1(b), there are no outstanding subscriptions, rights, options, warrants or other agreements obligating either Sharp or its shareholders to issue, sell or transfer any equity interest or other securities of Sharp.


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         10.2  FINANCIAL  STATEMENTS,  BOOKS  AND  RECORDS.  The following Sharp financial statements are attached hereto as EXHIBIT B: the audited balance sheet of Sharp as at December 31, 1999 and the unaudited balance sheet as at November 30, 2000 (the "Balance Sheet"), and the related audited statement of operations for the year and period then ended (the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of Sharp as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the omission of footnotes or otherwise as indicated therein.

         10.3 NO MATERIAL ADVERSE CHANGES. Since the date of the Balance Sheet there has not been:

                  (i) any change which could reasonably be expected to have a Sharp Material Adverse Effect;.

                  (ii) any damage, destruction or loss which could reasonably be expected to have a Sharp Material Adverse Effect;

                  (iii) any declaration, setting aside or payment of any distribution or with respect to any redemption or repurchase of Sharp's capital stock;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Sharp of any properties or assets; or


                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         10.4 TAXES. Except as set forth in SCHEDULE 10.4, Sharp has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

         10.5 COMPLIANCE WITH LAWS. Sharp has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with could reasonably be expected to have a Sharp Material Adverse Effect.

         10.6 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of any operational or organizational documents of Sharp;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Sharp is a party or by or to which it or any of its assets or properties may be bound or subject;


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
                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Sharp or upon the properties or business of Sharp; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which in the case of (ii), (iii) and (iv) could reasonably be expected to have a Sharp Material Adverse Effect.

         10.7 ACTIONS AND PROCEEDINGS. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Sharp. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Sharp or any of its properties or assets. Except as set forth on SCHEDULE 10.7, there is no fact, event or circumstances known to Sharp that may give rise to any suit, action, claim, investigation or proceeding.

         10.8 BROKERS OR FINDERS. Except as set forth in SCHEDULE 10.8, no broker's or finder's fee will be payable by Sharp in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Sharp.

         10.9 REAL ESTATE. Except as set forth on SCHEDULE 10.9, Sharp neither owns real property nor is a party to any leasehold agreement.

         10.10 TANGIBLE ASSETS. Sharp has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by Sharp, any related capitalized items or other tangible property material to the business of Sharp (the "Tangible Assets"). Sharp holds all rights, title and interest in all the Tangible Assets owned by it on the Sharp Balance Sheet or acquired by it after the date of the Sharp Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on SCHEDULE 10.10. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of Sharp.

         10.11 LIABILITIES. Sharp does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Sharp Balance Sheet or thereafter incurred in the ordinary course of business. As of the Closing Date, Sharp will not have any Liabilities, other than Liabilities fully and adequately reflected on the Sharp Balance Sheet, except for Liabilities incurred in the ordinary course of business.

         10.12 OPERATIONS OF SHARP. Except as set forth on SCHEDULE 10.12, from the date of the Sharp Balance Sheet and through the Closing Date hereof Sharp has not and will not have:

                  (i)  incurred  any  indebtedness  for  borrowed  money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any member or made any direct or indirect redemption, retirement, purchase or other acquisition of any securities or other capital interest;

                  (iii) made any loan or advance to any shareholder, manager, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;


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
                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

                  (v) disposed of any assets of Sharp except in the ordinary course of business;


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
                  (vi) materially increased the annual rate of compensation of any executive employee of Sharp;

                  (vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of Sharp;

                  (viii) issued any equity securities or interest or rights to acquire such equity securities or interest; or

                  (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         10.13  CAPITALIZATION.  Except  as  set  forth  in SCHEDULE 10.1(a) AND
SCHEDULE 10.1(b), Sharp has not granted, issued or agreed to grant, issue or make available any capital or membership interests, warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued capital stock of Sharp.

         10.14 FULL DISCLOSURE. No representation or warranty by Sharp in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Florida pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Sharp.

         11.  REPRESENTATIONS  AND  WARRANTIES  OF  FLORIDA  AND  CELEBRITY

         11.1 ORGANIZATION AND GOOD STANDING. Florida is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. Celebrity is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. The authorized capital stock of Celebrity consists of 100,000,000 shares of Common Stock ("Celebrity Common Stock"), of which approximately 2,600,000 shares will be issued and outstanding as of the Closing Date. There are no shares of preferred stock authorized or issued. The authorized capital stock of Florida consists of 1,000 shares of Common Stock ("Florida Common Stock"), of which 10 shares are presently issued and outstanding. Florida and Celebrity are each duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by them or the nature of the business transacted by them make such license or qualification necessary, except where the failure to do so would not have a material adverse effect on the business or financial condition of


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
Florida or Celebrity. Except for Florida, Celebrity does not have any subsidiaries. Florida does not have any subsidiaries.

                  All of such issued and outstanding shares of Celebrity and Florida have been and all of the shares of Celebrity and Florida to be issued hereby will be, at the Closing, duly authorized and validly issued and are and will be at the Closing fully paid and non-assessable. None of the shares that were issued and none of the shares to be issued hereby will be in violation of any preemptive rights. There are no outstanding securities of Celebrity or Florida convertible into or evidencing the right to purchase or subscribe for


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
any shares of capital stock of Celebrity or Florida, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating Celebrity or Florida to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock.

         11.2 THE SHARES. The 6,518,248 shares of Celebrity Common Stock to be issued by Celebrity have been duly authorized by all necessary corporate and shareholder actions and are validly issued, fully paid and non-assessable.

         11.3 FINANCIAL STATEMENTS; BOOKS AND RECORDS. There has been previously delivered to Sharp, the audited balance sheet of Celebrity as at December 31, 1999 and the unaudited balance sheet as at September 30, 2000 (the "Celebrity Balance Sheet") and the related statements of operations for the periods then ended (the "Celebrity Financial Statements"). The Celebrity Financial Statements are true and accurate and fairly represent the financial position of Celebrity as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

         11.4 NO MATERIAL ADVERSE CHANGES. Since the date of the Celebrity Balance Sheet and except as otherwise substantially disclosed in Celebrity's reports or filings made under the Securities Exchange Act of 1934, there has not been:

                  (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Celebrity;

                  (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Celebrity, whether or not covered by insurance;

                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of capital stock;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Celebrity of any properties or assets; or

                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         11.5 TAXES. Each of Celebrity and Florida has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by each of them and have each paid all taxes shown to be due by said returns or on any assessments received by either of them or have made adequate provision for the payment thereof.

         11.6 COMPLIANCE WITH LAWS. Each of Celebrity and Florida has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses, including Federal and State securities laws, which, if not complied with, would materially and adversely affect the business of Celebrity or Florida, as the case may be.

         11.7 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:


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                  (i)  violate any provision of the Articles of Incorporation or
By-Laws  of  Celebrity  and  Florida;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Celebrity or Florida is a party or by or to which their or any of their assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Celebrity or Florida or upon the properties or business of Celebrity or Florida; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Celebrity or Florida.

         11.8 ACTIONS AND PROCEEDINGS. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Celebrity or Florida. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Celebrity or Florida or any of their properties or assets. Except as set forth on SCHEDULE 11.8, there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.
         11.9 BROKERS OR FINDERS. No broker's or finder's fee will be payable by Celebrity or Florida in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Celebrity or Florida.

         11.10 LIABILITIES. Neither Celebrity nor Florida has any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully fairly and adequately reflected on the Celebrity Balance Sheet or thereafter incurred in the ordinary course of business. As of the Closing Date, neither Celebrity nor Florida, will not have any Liabilities, other than Liabilities fully and adequately reflected on the Celebrity Balance Sheet, except for Liabilities incurred in the ordinary course of business.

         11.11  OPERATIONS  OF  CELEBRITY  AND  FLORIDA.  Except as set forth on
SCHEDULE 11.11 or in Celebrity's reports or filings made under the Securities Exchange Act of 1934, since the date of the Celebrity Balance Sheet and through the Closing Date hereof, neither Celebrity nor Florida has or will have:

                  (i)  incurred  any  indebtedness  for  borrowed  money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

                  (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

                  (v) disposed of any assets of Florida or Celebrity except in the ordinary course of business;

                  (vi) materially increased the annual level of compensation of any executive employee of Florida or Celebrity;

                  (vii) increased, terminated amended or otherwise modified any plan for the benefit of employees of Florida or Celebrity;


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
                  (viii) issued any equity securities or rights to acquire such equity securities; or

                  (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         11.12 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Each of Celebrity and Florida has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of each of Florida and Celebrity enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by each of Florida and Celebrity of this Agreement, in accordance with its respective terms and conditions will not:

                  (i) require the approval or consent of any governmental or regulatory body, and except by the sole shareholder of Florida, the approval or consent of any other person;

                  (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to Celebrity or Florida, or any instrument, contract or other agreement to which Celebrity or Florida is a party or by or to which Celebrity or Florida is bound or subject; or

                  (iii) result in the creation of any lien or other encumbrance on the assets or properties of Celebrity or Florida.

         11.13 DELIVERY OF PERIODIC REPORTS; COMPLIANCE WITH 1934 ACT. Celebrity has provided or made available to Sharp Florida all of its reports ("Periodic Reports") filed with the Securities and Exchange Commission since December 31, 1998. Celebrity has filed all required Periodic Reports and is in compliance with its reporting obligations under the Securities Exchange Act of 1934. All reports filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to Celebrity are included in the Periodic Reports.

         11.14 TANGIBLE ASSETS. Each of Celebrity and Florida has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by Celebrity and Florida any related capitalized items or other tangible property material to the business of Celebrity (the "Tangible Assets"). Each of Celebrity and Florida holds all rights, title and interest in all the Tangible Assets owned by each of them on the Celebrity Balance Sheet or acquired by it after the date of the Celebrity Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of Celebrity and Florida.

         11.15 CAPITALIZATION. The authorized capitalization is as set forth in Celebrity's Form 10-QSB for the quarterly period ended September 30, 2000, with the exception that Celebrity does not have any shares of preferred stock authorized, issued, or outstanding. Neither Celebrity nor Florida has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Celebrity and Florida except as described in the Periodic Reports.

         11.16 FULL DISCLOSURE. No representation or warranty by Celebrity or Florida in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Sharp pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Celebrity and Florida.

         11.17 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in this Section 11 shall be true and complete on the Closing Date with the same force and effect as through such representations and warranties had been made on and as of the Closing Date.

         12.  CONDITIONS  TO  CONSUMMATION  OF  THE  MERGER. Consummation of the
Merger is subject to the satisfaction prior to the Effective Date of the following conditions: (a) this Agreement and the Merger shall have been adopted and approved by the affirmative vote of the holders of a majority of the votes represented by the shares of Sharp Common Stock and by the affirmative vote of the holders of a majority of the votes represented by the shares of Florida Common Stock outstanding on the record date fixed for determining the shareholders of Sharp entitled to vote thereon; and (b) each of Sharp and Florida shall have received all consents, orders and approvals, investment letters and satisfaction of all other requirements prescribed by law that are necessary for the consummation of the Merger. At or prior to the closing, Alan Pavsner, George Sharp, Gilbert Gertner and Sylvan Scheffler will be confirmed or elected as Directors of Celebrity, and the following persons will be elected as officers of Celebrity: George Sharp shall be President, Secretary, and Chief Executive Officer; Robert Wesolek shall be Treasurer and Chief Financial Officer; and Lou Schwartz shall be Vice President.

         13. STOCK OPTIONS, WARRANTS AND CONVERTIBLE DEBT. Upon the Effective Date, each Sharp warrant listed on Schedule 10.1(a), and each Sharp option listed on Schedule 10.1(b), shall be converted into Celebrity options and Celebrity warrants, respectively, on the same terms, but subject to the conversion ratio used to convert Sharp Common Stock to Celebrity Common Stock, as described in Section 8.

         14. THE CLOSING. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on December ____, 2000, or such other time as the parties shall agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date."


         15. TERMINATION. This Agreement may be terminated and abandoned by the parties hereto, subject to any contractual rights, without further shareholder action, in the manner determined by the respective boards of directors of Sharp, Celebrity and Florida at any time prior to the Effective Date.

         16.  INDEMNIFICATION

         16.1 OBLIGATION OF CELEBRITY AND FLORIDA TO INDEMNIFY. Celebrity and Florida jointly and severally hereby agree to indemnify, defend and hold harmless Sharp and its shareholders from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Celebrity and Florida contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         16.2 OBLIGATION OF SHARP TO INDEMNIFY. Sharp agrees to indemnify, defend and hold harmless Celebrity and Florida from and against any loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         17.  GENERAL  PROVISIONS

         17.1 SURVIVAL. All statements contained in any certificate or other instrument delivered by or on behalf of Sharp, Celebrity or Florida pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be considered representations and warranties by Sharp, Celebrity or Florida as the case may be, with the same force and effect as if contained in this Agreement. All representations, warranties, covenants and agreements by Sharp, Celebrity or Florida notwithstanding any investigation at any time by or on behalf of any party to which such representation or warranty was given, and shall not be considered waived by the consummation of the Merger contemplated by this Agreement with knowledge of any breach of misrepresentation by any of the parties hereto.

         17.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes or address):

If  to  Celebrity  or  Florida  or  the  Shareholders  of  Celebrity:

       c/o  Alan  Pavsner
                  18870  Still  Lake  Drive
                  Jupiter,  Florida  33458

         If  to  Sharp:

                  Sharp  Technology,  Inc.
                  5120  Woodbury,  Suite  9029
                  Houston,  TX  77056
                  Attention:  Mr.  George  Sharp,  CEO

         17.3 AMENDMENT. The Boards of Directors of the parties hereto may amend this Agreement at any time prior to the Effective Date; provided, that an amendment made subsequent to the approval of this Agreement by the shareholders of either of the parties hereto shall not: (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Articles of Incorporation of Florida or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

         17.4 WAIVER. Any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         17.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17.6 SEVERABILITY. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced under any rule of law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse or any party.

         17.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and undertakings both written and oral, among the parties, or any of them, with respect to the subject mater hereof.

         17.8 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except by the mutual written consent of the parties hereto.


         17.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         17.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereto or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         17.11 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles.

         17.12 FEES AND EXPENSES. Each party to this Agreement shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement, including without limitation, attorney's fees, accounting fees and fees of any investment bankers or other financial advisors.

         17.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by facsimile, each of which when executed shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

         17.14 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto or delivered pursuant to this Agreement are incorporated by reference into, and made a part of this Agreement.

         IN WITNESS WHEREOF, Celebrity, Florida and Sharp have cause this Agreement to be executed as of the date first written above.

                                             CELEBRITY  ENTERTAINMENT  GROUP,
                                             INC.,  a  Wyoming  corporation

                                             By:  /s/  Alan  Pavsner
                                                 ---------------------------
                                                 Alan  Pavsner,  President



                                             SHARP  FLORIDA  ACQUISITION  CORP.,
                                             a  Florida  corporation


                                             By:  /s/  Alan  Pavsner
                                                 ---------------------------
                                                 Alan  Pavsner,  President


                                             SHARP  TECHNOLOGY, INC., a Delaware
                                             corporation


                                             By:  /s/  George  Sharp
                                                 ---------------------------
                                                 George  Sharp,  President